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                              COMMUNITY CREDIT CO.                   EXHIBIT 99
                              3101 W. 69th Street
                             Edina, Minnesota 55435

                           PROXY TO VOTE COMMON STOCK
                      For Special Meeting of Shareholders
                            ------------, ---, 1994


    The undersigned, revoking all prior proxies, hereby appoints Ernest F. Dorn, Jr. and Daniel L. Abbott and each of them, the lawful attorneys and proxies of the undersigned, with full power of substitution and revocation, to vote all shares of stock of Community Credit Co. ("Community") of record in the name of the undersigned at the close of business on February 1, 1994, at the Special Meeting of Shareholders to be held on February -- ,1994, 2:00 p.m. (local time), at the principal executive office of Community, 3101 W. 69th
Street, Edina, Minnesota, or at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, upon all matters set forth in the Notice of Special Meeting of Shareholders of Community Credit Co., dated ----------------, 1994, as follows:

    1. Approval of the Agreement and Plan of Reorganization dated as of November 23, 1993 (together with the Agreement and Plan of Merger attached thereto, the "Merger Agreement") between Community and Norwest Corporation ("Norwest"), providing for the acquisition of Community by Norwest, to be effected pursuant to a merger (the "Merger") of a wholly owned subsidiary of Norwest with and into Community, each outstanding share of common stock of Community, $1.00 par value, to be converted into approximately 1.1996 shares of the common stock of Norwest, par value $1-2/3 per share.

                    / / For         / / Against         / / Abstain

    2. Approval of an amendment to Article III, Section 3.02 of the Bylaws of Community (to be effective as of the effective time of the Merger) to reduce the number of directors to three.

                    / / For         / / Against         / / Abstain

    3. Election of the following nominees (to be effective as of the effective time of the Merger) as directors: Steve R. Wagner, Gary M. Poetting, and
Faye L. Kunz.

          / / For All Nominees        / / Withheld For All Nominees

          For All Nominees Except the Following:
    (Mark no box and write the name of the nominee(s) withheld in the space provided below.)

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    4.  Ratification of all actions taken by the officers and directors of
Community since the last annual meeting of shareholders.

                    / / For         / / Against         / / Abstain

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                                                           EXHIBIT 99 (Cont.)


    5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                    / / For         / / Against         / / Abstain


    Shares represented by all properly executed proxies will be voted in the manner directed herein by the undersigned shareholder and in the discretion of the proxy holders as to any other matter that may properly come before the Special Meeting of Shareholders.

    IF NO DIRECTION IS MADE, proxies will be voted FOR items 1, 2, 3, 4, and in the discretion of the proxy holders as to any other matter that may come before the Special Meeting of Shareholders.

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    Please mark, date, sign and mail this proxy promptly in the enclosed envelope.

    The Board of Directors recommends a vote FOR items 1, 2, 3 and 4.

    The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders of Community Credit Co. dated -----------------, 1994, and the Proxy Statement-Prospectus furnished herein.

    Please sign below exactly as your name appears on below. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.


                                   Dated:  -------------------------------, 1994


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                                   Signature